Exhibit 7.1

BKD LLP	910 E. St. Louis Street, Suite 400//P.O. Box 1900//Springfield, MO 65801-1900
CPAs & Advisors	417.831.7283//fax 417.831.4763//bkd.com

May 2, 2017

U.S. Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

Ladies and Gentlemen:

We have reviewed Item 4.02 of the Form 8-K dated May 1, 2017 filed by Celadon Group,
Inc.  We are in agreement with the statements contained within Item 4.02 inasmuch as they relate to our firm.

Regards,

/s/ BKD, LLP

BKD, LLP

By email

Praxity TM
MEMBER
GLOBAL ALLIANCE OF
INDEPENDENT FIRMS

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